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                                SUMMARY OF TERMS
LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

                                   SARM 2004-6

Class Name:                      Class 3-A2 Senior Certificates

Underwriter:                     Lehman Brothers

Depositor:                       Structured Asset Securities Corporation

Issuer: Structured Adjustable Rate Mortgage Loan Trust and the deal will be found on Bloomberg under the symbol "SARM".

Cut off Date:                    May 1, 2004

Expected Settlement Date:        May 28, 2004

Legal Final Maturity Date:       June 2034

Distribution Dates:              25th of each month, commencing in June 2004

Day Count:                       30/360


Issuer:                          Structured Adjustable Rate Mortgage Loan
                                 Trust ("SARM")

Master Servicer:                 Aurora Loan Services, Inc. ("ALS")

Rating Agencies:                 Standard and Poor's (S&P) and Moody's
                                 Investors Services will rate the Senior
                                 Certificates AAA/Aaa, respectively.

Registration:                    Book-entry form through DTC

Tax Status:                      REMIC for Federal income tax purposes.

SMMEA Eligibility:               The Senior Certificates will be SMMEA eligible.

ERISA Eligibility:               The Senior Certificates will be ERISA eligible.

                         -------------------------------------------------------
Servicer(s):                                   AGGREGATE
                         -------------------------------------------------------
                               SERVICERS                             %
                           ALS                                     93.39%
                           Indymac                                  6.27%
                           Colonial Savings                         0.35%

                         -------------------------------------------------------


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This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the "Offering Document"). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).
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